Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors of Dreamland Limited,

We hereby consent to the inclusion in this Form F-1 Registration Statement of Dreamland Limited (the “Company”) of our report dated October 17, 2024 with respect to our audits of the Company’s consolidated financial statements as of and for the years ended March 31, 2024 and 2023 which appears in this Form F-1 Registration Statement.

We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ TAAD LLP

Diamond Bar, California

April 10, 2025